UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

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CEA INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

YZILABS MANAGEMENT LTD.

CHANGPENG ZHAO

MAX S. BAUCUS

DAVID J. CHAPMAN

TERESA MARIE GOODY GUILLÉN

JIAJIN “JANE” HE

ALEX ODAGIU

MATTHEW ROSZAK

LING “ELLA” ZHANG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1:	On February 4, 2026, YZi Labs Management issued the following press release:

YZi Labs Responds to CEA Industries’ February 4, 2026 Press Release

Refutes Claim of a “Secret Side Agreement”

Confirms the Strategic Services Agreement Was Effectively Terminated by YZi Labs in December 2025

Rejects Claims That YZi Labs Blocked Amendments to 10X Capital’s Asset Management Agreement with BNC

Reaffirms Commitment to Transparency and BNC Stockholders’ Interests

ROAD TOWN, British Virgin Islands, Feb. 4, 2026 (GLOBE NEWSWIRE) – YZILabs Management Ltd. (“YZi Labs”, “YZi”, “we”), a significant stockholder of CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today issued the following statement to correct the misinformation contained in BNC’s February 4, 2026 press release.

The Strategic Advisor Agreement Was Not A Secret

The Strategic Services Agreement (the “SSA”) was negotiated and executed with full knowledge to BNC, its former and current Board of Directors (the “Board”) and management team, and BNC’s legal counsel. It is appalling for BNC to now suggest that the SSA was undisclosed or secretive.

●	Hans Thomas (Chief Executive Officer of 10X Capital Asset Management LLC (“10X Capital”) and a current director at the BNC Board) and Alexander Monje (Partner and Chief Legal Officer of 10X Capital and a former director of BNC) negotiated the terms and execution of the SSA.

●	Two other individuals substantively affiliated with both 10X Capital and BNC management, Russell Read (partner of 10X Capital and a former director of BNC who worked with the current BNC Board until his January 1, 2026 resignation1), and David Namdar (the current Chief Executive Officer of BNC and a former partner of 10X Capital), are deeply aware of the existence and terms of the SSA.

●	Winston & Strawn LLP, legal counsel to BNC in connection with the August 2025 PIPE, advised 10X Capital with respect to the SSA.

More importantly, YZi Labs disclosed the SSA both in its initial Schedule 13D filing on November 26, 20252 and in its preliminary consent solicitation statement on December 1, 2025, which BNC, its Board and management, as well as its various advisors, are well aware of.

YZi Labs Terminated the SSA via Written Notice to 10X Capital on December 11, 2025, with Notice to the BNC Board Regarding the Termination on December 13, 2025

In particular, YZi Labs asked 10X Capital to lower the asset management fee under the Asset Management Agreement and, at the same time, offered on multiple occasions to waive all fees payable to it under the SSA in order to reduce operating expenses and support improved performance.

________________________

1BNC Form 8-K dated January 6, 2026.

2The Schedule 13D attached a copy of the SSA as Ex. 99.7 (without exhibits).

The key events that followed are straightforward:

●	From the closing of the PIPE through early December 2025, YZi Labs had repeatedly offered to waive YZi Labs’ fees under the SSA and requested 10X Capital to lower its fees. 10X Capital did not substantively reply or engage.

●	On November 26, 2025, YZi Labs publicly disclosed the SSA to BNC stockholders in its initial Schedule 13D filed with the U.S. Securities and Exchange Commission and attached a copy of the SSA to the filing.

●	On December 1, 2025, YZi Labs also publicly disclosed the SSA to BNC stockholders in its preliminary consent solicitation statement filed with the U.S. Securities and Exchange Commission.

●	On December 11, 2025, YZi Labs formally terminated the SSA and delivered a written notice to 10X Capital, addressed to both Hans Thomas and David Namdar (the “SSA Termination Notice”).

●	On December 13, 2025, YZi Labs delivered a letter to BNC’s Board informing, amongst other important matters, that the SSA had been terminated. Mr. Thomas, as a BNC director, was therefore fully aware.

●	On January 12, 2026, the BNC Board responded to YZi Labs’ December 13, 2025 letter and raised no questions regarding the terminated status of the SSA, which sustains that the Board had been aware of both the SSA and its termination.

●	In late January and early February 2026, YZi Labs, multiple BNC stockholders approached YZi Labs stating that according to Mr. Thomas, the SSA was purportedly still valid and blocking BNC’s amendment to the AMA.

●	On February 1, 2026, YZi Labs forwarded the December 11, 2025 SSA Termination Notice to BNC CEO Mr. Namdar.

●	On February 2, 2026, YZi Labs received a letter from counsel to 10X Capital claiming that 10X Capital and Mr. Thomas were not aware of the SSA termination – despite the prior written notices.

No Agreement Involving YZi Labs Is Blocking AMA Changes

With YZi Labs’ repeated offers to waive all fees and termination of the SSA, YZi Labs does not see any way the SSA could possibly block any amendment to the AMA. The SSA was also terminated by YZi Labs as of December 11, 2025, with full notice to and knowledge of 10X Capital and the BNC Board.

YZi Labs believes transparency matters, especially when misinformation risks distracting from the real issues facing the Company. YZi Labs remains committed to acting in the best interests of all BNC stockholders and to engaging constructively to support governance arrangements that reflect market standards and long-term value creation.

About YZi Labs

YZILabs Management Ltd. is an investment firm focused on strategic, transparent, and high-governance participation in the digital asset and blockchain sectors. YZi Labs is committed to advancing best-in-class oversight, operational integrity, and shareholder alignment in all investment partnerships.

Media Contact

yuna.y@yzilabs.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillené, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.

Item 2:	On February 5, 2026, YZi Labs Management posted the following materials on X.com:

Item 3:	On February 5, 2026, Mr. Alex Odagiu posted the following materials on X.com: